Exhibit 10.2

EXECUTION VERSION

SECURITY AND PLEDGE AGREEMENT

Dated as of February 27, 2013

among

SCHOOL SPECIALTY, INC.,

CLASSROOMDIRECT.COM, LLC,

DELTA EDUCATION, LLC,

SPORTIME, LLC,

CHILDCRAFT EDUCATION CORP.,

BIRD-IN-HAND WOODWORKS, INC.,

CALIFONE INTERNATIONAL, INC.,

and

PREMIER AGENDAS, INC.,

as Borrowers and Grantors,

SELECT AGENDAS, CORP.,

FREY SCIENTIFIC, INC.,

and

SAX ARTS & CRAFTS, INC.,

as Guarantors and Grantors,

and

U.S. BANK NATIONAL ASSOCIATION,

as Agent

-i-

-ii-

SECURITY AND PLEDGE AGREEMENT

This SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is dated as of February 27, 2013 and entered into by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (“School Specialty” or the “Administrative Borrower”), which is a debtor and debtor-in-possession in a case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code, each of CLASSROOMDIRECT.COM, LLC, a Delaware limited liability company, DELTA EDUCATION, LLC, a Delaware limited liability company, SPORTIME, LLC, a Delaware limited liability company, CHILDCRAFT EDUCATION CORP., a New York corporation, BIRD-IN-HAND WOODWORKS, INC., a New Jersey corporation, CALIFONE INTERNATIONAL, INC., a Delaware corporation, and PREMIER AGENDAS, INC., a Washington corporation (collectively, the “Subsidiary Borrowers” and, together with the Administrative Borrower, the “Borrowers”), each of which is a debtor and debtor-in-possession in a case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code, SELECT AGENDAS, CORP., a Nova Scotia unlimited liability company (“Select Agendas”), as a Guarantor, FREY SCIENTIFIC, INC. and SAX ARTS & CRAFTS, INC., each a Delaware corporation, each as a Guarantor, each of which is a debtor and debtor-in-possession in a case pending in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code, each Subsidiary of the Administrative Borrower (other than the Borrowers) that becomes a Guarantor under the Credit Agreement (as defined below) (the Guarantors and the Borrowers each individually referred to herein as a “Grantor” and collectively as “Grantors”), and U.S. BANK NATIONAL ASSOCIATION, as agent for the Lenders and the other Secured Parties (in such capacity, “Agent”) under the Credit Agreement (defined below) and the other Loan Documents (as defined therein).

PRELIMINARY STATEMENTS

A. WHEREAS, certain Grantors have commenced a case under Chapter 11 of Title 11 of the Bankruptcy Code for the District of Delaware, and have retained possession of their respective assets and are authorized under the Bankruptcy Code to continue the operation of their business as debtors-in-possession;

B. WHEREAS, pursuant to that certain Senior Secured Super Priority Debtor-in-Possession Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Grantors, the Lenders from time to time party thereto and U.S. Bank National Association, as Agent, and the DIP Order, as applicable, the Agent and the Lenders are willing to make available to the Borrowers a $155,000,000 debtor-in-possession multiple draw term loan facility to provide, among other things, a working capital and the refinancing of all loans and obligations under the Prepetition Term Loan Agreement, upon the satisfaction (or waiver) of certain conditions;

C. WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make post-petition loans and advances and provide other financial accommodations to the Borrowers, subject to the terms and conditions contained therein;

D. WHEREAS, the Borrowers are members of an affiliated group of companies that includes each other Grantor;

E. WHEREAS, Grantors desire that Agent and Lenders consummate the financing transactions contemplated by the Credit Agreement on the terms and conditions contained therein as Grantors will derive substantial direct and indirect economic benefits from the making of the loans, advances and other financial accommodations provided to Borrowers by the Lenders pursuant to the Credit Agreement and the documents executed in connection therewith;

F. WHEREAS, it is a condition precedent to effectiveness of the Credit Agreement and each of the transactions contemplated thereby that Grantors shall have entered into this Agreement and granted the security interests and undertaken the obligations contemplated by this Agreement;

G. WHEREAS, the Agent and the ABL DIP Agent have entered into an Intercreditor Agreement (as defined in the Credit Agreement), and the provisions of this Agreement are subject to the provisions of the Intercreditor Agreement as provided in Section 31 hereof; and

H. WHEREAS, to supplement the DIP Order without in any way diminishing or limiting the effect of the DIP Order or the DIP Liens granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with the DIP Liens.

NOW, THEREFORE, in consideration of the agreements set forth herein and in order to induce Lenders to make the Loans under the Credit Agreement and to make and maintain loans, advances and other financial accommodations under the Credit Agreement, and for other good and valuable consideration the receipt of which is hereby acknowledged, each Grantor hereby agrees with Agent as follows:

SECTION 1. Grant of Security.

Each Grantor hereby pledges, mortgages, hypothecates and (except in the case of ULC Shares) assigns to Agent, and hereby grants to Agent, for the benefit of Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to all of the property of such Grantor, in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired, wherever the same may be located and whether or not subject to the Uniform Commercial Code as it exists on the date of this Agreement, or as it may hereafter be amended in, the State of New York (the “UCC”), including all of the following (the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper;

(c) all Money, Securities Accounts and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;

(d) all Documents;

(e) all Documents of Title (as defined in the PPSA);

(f) all Farm Products;

(g) all General Intangibles, Intangibles (as defined in the PPSA) and all Intellectual Property, Payment Intangibles and Software;

(h) all Goods, including Inventory, Equipment and Fixtures;

(i) all Instruments;

(j) all Investment Property;

(k) all Letter-of-Credit Rights and other Supporting Obligations;

(l) all Records;

(m) all Assigned Contracts;

(n) all Commercial Tort Claims, including those set forth on Schedule 1 annexed hereto; and

(o) all Proceeds and Accessions with respect to any of the foregoing Collateral, including all insurance proceeds on or in respect of any of the foregoing Collateral.

Each term set forth above shall have the meaning set forth in the UCC and the PPSA as indicated (to the extent such term is defined in the UCC or elsewhere herein), it being the intention of Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in any of such Grantor’s rights or interests in or under: (i) voting Equity Interests of any CFC, solely to the extent (y) such Equity Interests represent an excess over 65% of the outstanding voting Equity Interests of such CFC, and (z) pledging or hypothecating more than 65% of the total outstanding Equity Interests of such CFC would result in adverse tax consequences or the costs to the Grantors of providing such pledge are unreasonably excessive (as determined by the Agent (at the direction of the Required Lenders) in consultation with the Administrative Borrower) in relation to the benefits to Agent and the other Secured Parties of the security afforded thereby (which pledge, if reasonably requested by Agent (which shall be at the direction of the Required Lenders), shall be governed by the laws of the jurisdiction of such Subsidiary); (ii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the applicable IP Filing Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; and (iii) any license, contract, permit, Instrument, security or franchise to which such Grantor is a party as of the date hereof or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, Instrument, security or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, Instrument, security or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the UCC, PPSA or any other applicable law in any applicable jurisdiction (including the Bankruptcy Code) or principles of equity); provided, that, immediately upon the ineffectiveness, lapse or termination of any such provision the Collateral shall, without any further action by any party hereto, include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; and provided, further, that the foregoing exclusion shall in no way be construed to limit, impair or otherwise affect any of Agent’s or any other Secured Party’s continuing security interests in and liens upon any rights or interests of any Grantor in or to monies due or to become due under or in connection with any described such license, contract, permit, Instrument, security or franchise, or any proceeds from the sale, license, lease or other dispositions of any such license, contract, permit, Instrument, security or franchise. In the event that any asset of a Grantor is excluded from the Collateral by virtue of clause (iii) of the foregoing sentence (other than to the extent that any such term would be rendered ineffective pursuant to the UCC, PPSA or any other applicable law (including the Bankruptcy Code) or principles of equity), such Grantor agrees to use its reasonable best efforts to obtain all requisite consents to enable such Grantor to provide a security interest in such asset pursuant hereto as promptly as practicable. The security interests granted hereunder shall not extend to (i) any consumer goods (as defined in the PPSA) of Select Agendas; or (ii) the last day of any real property lease, or any agreement to lease to which Select Agendas is now or becomes a party as lessee, provided that any such last day shall be held in trust by Select Agendas for the Agent and, on the exercise by the Agent of its rights and remedies hereunder, shall be assigned by Select Agendas as directed by the Agent (at the direction of the Required Lenders). Notwithstanding the foregoing, Agent shall have a security interest in, and a pledge and collateral assignment of (but not a present assignment of) any Canadian trademarks or ULC Shares forming part of the Collateral.

Each of the Grantors hereby acknowledges that (a) value has been given; (b) each Grantor has rights in the Collateral in which it has granted a security interest; (c) this Agreement constitutes a security agreement as that term is defined in the PPSA; and (d) it has not agreed to postpone the time for attachment of the security interest granted hereunder and the security interest granted hereunder attaches upon the execution of this Agreement (or in the case of any after-acquired property, at the time of the acquisition thereof).

Each of the Grantors hereby further acknowledges and agrees that if the Collateral is realized upon and such Collateral or the proceeds of such Collateral is not sufficient to satisfy all Secured Obligations, subject to the provisions of the PPSA, such Grantor shall continue to be liable for any Obligations remaining outstanding and the Agent shall be entitled to pursue full payment thereof.

SECTION 2. Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt payment and performance in full when due, whether at stated maturity, by required prepayment, acceleration or demand in accordance with the Credit Agreement, or otherwise, of all obligations of each Grantor to each Secured Party, including the Obligations (as defined in the Credit Agreement), however created, arising or evidenced, and whether or not evidenced by a Loan Document (including, without limitation, interest and other amounts that, but for the filing of a petition in bankruptcy with respect to any Grantor, would accrue on such obligations, whether or not a claim is allowed against such Grantor for such amounts in the related bankruptcy proceeding), together with all extensions or renewals thereof, whether for principal, interest, fees, premiums, expenses, reimbursement obligations, indemnities, or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or any other Secured Party as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Grantors now or hereafter existing under this Agreement (collectively, the “Secured Obligations”). Each Grantor confirms that value has been given by the Secured Parties or any of them to such Grantor, that such Grantor has rights in its Collateral existing at the date of this Agreement and that such Grantor and the Agent have not agreed to postpone the time for attachment of the Security Interest in any of the Collateral of such Grantor.

SECTION 3. Grantors Remain Liable.

Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) Agent shall not have any obligation or liability under any contracts, licenses, and agreements included in the Collateral by reason of this Agreement, nor shall Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder and (d) neither Agent nor any other Secured Party shall have any custodial or ministerial duties to perform with respect to the Collateral pledged except as expressly set forth herein; and by way of explanation and not by way of limitation, neither Agent nor any other Secured Party shall incur liability for any of the following: (i) defects in title to or ownership of Collateral, (ii) loss or depreciation of, or any decline in the value of, Collateral, or (iii) failure to present any paper for payment or protest, to protest or give notice of nonpayment or any other notice with respect to any paper or Collateral.

SECTION 4. Representations and Warranties.

Each Grantor represents and warrants to the Agent, for the benefit of Secured Parties, as follows:

(a) Ownership of Collateral. Except as expressly permitted by the Credit Agreement and the DIP Order, (i) such Grantor owns its interests in the Collateral free and clear of any Lien and (ii) except as set forth on Schedule 16 hereto, no effective financing statement, financing change statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, including any IP Filing Office. Each Grantor has full power and authority to grant to Agent for the benefit of the Secured Parties the security interest in all Collateral pursuant to this Agreement and to execute, deliver and perform its obligations in accordance with the terms hereof, without the consent or approval of any other Person.

(b) Perfection. Upon entry of the DIP Order by the Bankruptcy Court, the security interests in the Collateral granted to Agent for the benefit of Secured Parties hereunder shall constitute valid security interests in the Collateral (other than the Collateral of Select Agendas Corp.), securing the payment of the Secured Obligations. With respect to Select Agendas Corp., upon execution of this Agreement and the filing of PPSA financing statements, the security interests in the Collateral granted to Agent for the benefit of Secured Parties hereunder shall constitute valid security interests in the Collateral. Upon (i) the filing of UCC financing statements or PPSA financing statements (as applicable) naming each Grantor as “debtor”, naming Agent as “Secured Party” and describing the Collateral in the filing offices with respect to such Grantor set forth on Schedule 2 annexed hereto, (ii) the entry of the DIP Order by the Bankruptcy Court, (iii) in the case of the Securities Collateral consisting of certificated Securities or evidenced by Instruments, in addition to filing of such UCC financing statements or PPSA financing statements, as applicable, delivery of the certificates representing such certificated Securities and delivery of such Instruments to Agent, in each case duly endorsed or accompanied by duly executed instruments of assignment or transfer in blank, (iv) in the case of the Intellectual Property Collateral constituting Copyrights and Copyright Rights, in addition to the filing of such UCC financing statements or PPSA financing statements, as applicable, the recordation of a Grant with the United States Copyright Office or the Canadian Intellectual Property Office, (v) in the case of Equipment that is covered by a certificate of title, the filing with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction of an application requesting the notation of the security interest created hereunder on such certificate of title, and (vi) in the case of any Deposit Account and any Investment Property constituting a Security Entitlement, Securities Account, Commodity Contract or Commodity Account, the execution and delivery to Agent of an agreement providing for control by Agent thereof and the filing of a PPSA financing statement in Canada, the security interests in the Collateral granted by each Grantor to Agent for the benefit of Secured Parties will constitute perfected security interests therein prior to all other Liens (except for Permitted Senior Liens), and all filings and other actions necessary or desirable to perfect and protect such security interests will have been duly made or taken. Upon the recordation of a Grant with respect to the Intellectual Property Collateral with the applicable IP Filing Office, no subsequent purchaser or mortgagee for value may obtain claim in or title to any Intellectual Property Collateral having priority or seniority over the security interests in such Intellectual Property Collateral granted by each Grantor to Agent for the benefit of Secured Parties pursuant hereto.

(c) Office Locations; Type and Jurisdiction of Organization; Locations of Equipment and Inventory. Each Grantor’s name as it appears in official filings in the jurisdiction of its organization, type of organization (i.e. corporation, limited liability company, etc.), jurisdiction of organization, principal place of business, chief executive office, office where such Grantor keeps its Records regarding the Accounts, Intellectual Property and originals of Chattel Paper, and organization number, if any, provided by the applicable Government Authority of the jurisdiction of organization are set forth on Schedule 3 annexed hereto. All of the Equipment and Inventory is located at the places set forth on Schedule 4 annexed hereto, except for Inventory which, in the ordinary course of business, is in transit either (i) from a supplier to a Grantor, (ii) between the locations set forth on Schedule 4 annexed hereto, or (iii) to customers of a Grantor. Schedule 4A sets forth each state in which each Grantor maintains any assets, operates any portion of its business or is authorized to do business.

(d) Names. No Grantor (or predecessor by merger or otherwise of such Grantor) has, within the five-year period preceding the date hereof, or, in the case of an Additional Grantor, the date of the applicable Supplement, had a different name from the name of such Grantor listed on the signature pages hereof or of the applicable Supplement, except the names set forth on Schedule 5 annexed hereto (as amended by Agent pursuant to any such Supplement).

(e) Delivery of Certain Collateral. All certificates or Instruments (excluding checks) evidencing, comprising or representing the Collateral have been delivered to Agent duly endorsed or accompanied by duly executed instruments of transfer or assignment in blank.

(f) Securities Collateral. All of the Pledged Subsidiary Equity set forth on Schedule 6 annexed hereto has been duly authorized and validly issued and is, in the case of stock, fully paid and non-assessable (subject to the general assessability of shares of a ULC); and in the case of all other Pledged Subsidiary Equity, subject to no assessments, capital calls or additional payment requirements of any nature, all of the Pledged Subsidiary Debt set forth on Schedule 7 annexed hereto has been duly authorized and is the legally valid and binding obligation of the issuers thereof and is not in default; there are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Subsidiary Equity; Schedule 6 annexed hereto sets forth all of the Pledged Subsidiary Equity (identified as such) and all other Pledged Equity (identified as such) owned by each Grantor, and the percentage ownership in each issuer thereof; and Schedule 7 annexed hereto sets forth all of the Pledged Debt owned by such Grantor.

(g) Intellectual Property Collateral. A true and complete list of all Trademark Registrations and applications for any Trademark that are owned or licensed by such Grantor, in whole or in part, is set forth on Schedule 8 annexed hereto; a true and complete list of all Patents owned or licensed by such Grantor, in whole or in part, is set forth on Schedule 9 annexed hereto; a true and complete list of all Copyright Registrations and applications for Copyright Registrations held (whether pursuant to a license or otherwise) by such Grantor, in whole or in part, is set forth on Schedule 10 annexed hereto; and such Grantor is not aware of any pending or, to its knowledge, threatened claim by any third party that any of the Intellectual Property Collateral owned, held or used by such Grantor is invalid or unenforceable or violates or infringes on any rights of other Persons.

(h) Deposit Accounts, Securities Accounts, Commodity Accounts. Schedule 11 annexed hereto lists all Deposit Accounts, Securities Accounts and Commodity Accounts (separately identified as such) owned by each Grantor, and in each case, indicates the institution or intermediary at which the account is held and the account name and number.

(i) Chattel Paper. Such Grantor has no interest in any Chattel Paper, except as set forth in Schedule 12 annexed hereto.

(j) Letter-of-Credit Rights. Such Grantor has no interest in any Letter-of-Credit Rights, except as set forth on Schedule 13 annexed hereto.

(k) Documents. No negotiable Documents are outstanding with respect to any of the Inventory or other Collateral, except as set forth on Schedule 14 annexed hereto.

(l) Assigned Agreements. Each Assigned Agreement is in full force and effect and is enforceable against the parties thereto in accordance with its terms.

(m) Collateral Condition and Lawful Use. The Collateral is in good repair and condition in all material respects and each Grantor shall use reasonable care to prevent any of the Collateral from being damaged or depreciating, normal wear and tear excepted.

(n) Chattel Paper, Accounts, General Intangibles. Collateral consisting of Chattel Paper, Accounts or General Intangibles is (i) with respect to Chattel Paper and General Intangibles, to the best of its knowledge, genuine and enforceable in accordance with its terms, (ii) to the best of its knowledge, not subject to any defense, set-off, claim, or counterclaim of a material nature against a Grantor except as to which a Grantor has notified Agent in writing, and (iii) to the best of its knowledge, not subject to any other circumstances that would impair the validity, enforceability, value or amount of such Collateral except as to which a Grantor has notified Agent in writing. With respect to its Accounts, except as is specifically disclosed in writing to the Agent, such Accounts (i) represent bona fide sales of Inventory or rendering of services to Account debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper, (ii) are and will be the legal, valid and binding obligation of the Account debtors in respect thereof, representing unsatisfied obligations of such Account debtor and (iii) to the best of such Grantor’s knowledge after due inquiry, are and will be enforceable in accordance with their terms.

In addition to the representations and warranties set forth in the Credit Agreement, the representations and warranties as to the information set forth in Schedules referred to herein are made as to each Grantor (other than Additional Grantors) as of the date hereof and as to each Additional Grantor as of the date of the applicable Supplement, except that, in the case of a Pledge Supplement, IP Supplement or notice delivered pursuant to Section 5(d) hereof, such representations and warranties are made as of the date of such supplement or notice.

SECTION 5. Further Assurances.

(a) Generally. Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take any and all further action, that may be necessary or desirable, or that Agent may reasonably request (at the direction of the Required Lenders), in order to perfect and protect any security interest or other Lien granted or purported to be granted hereby or under the DIP Order or to enable Agent to exercise and enforce its rights and remedies hereunder or under applicable law with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) notify Agent in writing of receipt by such Grantor of any interest in Chattel Paper and at the request of Agent (at the direction of the Required Lenders), mark conspicuously each item of Chattel Paper and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Agent (at the direction of the Required Lenders), indicating that such Collateral is subject to the security interest granted hereby, (ii) deliver to Agent all promissory notes and other Instruments (other than, unless requested by the Agent as provided below, promissory notes and other Instruments individually in a principal amount less than $10,000 and in an aggregate principal amount not in excess of $250,000 from time to time), and, at the request of Agent (at the direction of the Required Lenders), all other promissory notes and instruments and original counterparts of Chattel Paper, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent (at the direction of the Required Lenders), (iii) (A) execute (if necessary) and file such financing statements and other filings or continuation statements, or amendments thereto, (B) subject to the terms and conditions set forth in the Credit Agreement, execute and deliver, and cause to be executed and delivered, agreements establishing that Agent has control of Deposit Accounts (other than Excluded Accounts) to the extent necessary or desirable for perfection, and Investment Property of such Grantor, (C) deliver such documents, instruments, notices, records and consents, and take such other actions, necessary to establish that Agent has control over electronic Chattel Paper (other than electronic Chattel Paper the aggregate value or face amount of which does not at any one time exceed $250,000) and Letter-of-Credit Rights (to the extent the Grantors (or any of them) are or become beneficiary of letters of credit, other than letters of credit having a face amount or value of no more than $250,000 in the aggregate) of such Grantor, (D) promptly notify Agent (and in any event within five (5) Business Days) of any Account or Chattel Paper arising out of a contract or contracts with the United States of America, Canada or any department, agency, or instrumentality thereof (other than Accounts and Chattel Paper (x) the aggregate value of which does not at any one time exceed $500,000 or (y) which are based upon purchase orders which are fully satisfied within sixty (60) days of acceptance of the same by any Grantor) and, subject to Section 31, promptly (and in any event within five (5) Business Days) after request by Agent (at the direction of the Required Lenders), execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Secured Parties, and shall provide written notice thereof under the Federal Assignment of Claims Act of 1940 or other applicable law, and (E) deliver such other instruments or notices, in each case, as may be necessary or desirable, or as Agent may reasonably request (at the direction of the Required Lenders), in order to perfect and preserve the security interests or other Liens granted or purported to be granted hereby and under the DIP Order, (iv) furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request (at the direction of the Required Lenders), all in reasonable detail, (v) subject to the limitations set forth in the Credit

Agreement, at any reasonable time upon request by Agent (at the direction of the Required Lenders), exhibit the Collateral to and allow inspection, examination and audit of the Collateral by Agent, or persons designated by Agent, (vi) at Agent’s request (at the direction of the Required Lenders) and upon reasonable prior notice, appear in and defend any action or proceeding that may affect such Grantor’s title to or Agent’s security interest in or other Liens on all or any part of the Collateral, and (vii) use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest or other Lien in favor of Agent with respect to any Collateral. Each Grantor hereby authorizes Agent to file one or more financing statements or similar documents or continuation statements, and amendments thereto, relative to all or any part of the Collateral (including any financing statement indicating that it covers “all assets”, “all present and after-acquired personal property” or “all personal property” of such Grantor) without the signature of any Grantor. Each Grantor hereby waives, to the greatest extent permitted under applicable law, notice or receipt of copies of any such statements or amendments or any verification statements in respect thereof.

(b) Securities Collateral. Without limiting the generality of the foregoing Section 5(a), each Grantor agrees that (i) all certificates or Instruments representing or evidencing the Securities Collateral shall be delivered to and held by or on behalf of Agent pursuant hereto and shall be in suitable form for transfer by delivery or, as applicable, shall be accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignments in blank, all in form and substance reasonably satisfactory to Agent (at the direction of the Required Lenders) and (ii) it will, upon obtaining any additional Equity Interests or Debt, promptly (and in any event within three (3) Business Days for any such Equity Interests and within five (5) days for any such Debt) deliver to Agent a Pledge Supplement, duly executed by such Grantor, in respect of such additional Pledged Equity or Pledged Debt; provided, that the failure of any Grantor to execute a Pledge Supplement with respect to any additional Pledged Equity or Pledged Debt shall not impair the security interest of Agent therein or otherwise adversely affect the rights and remedies of Agent hereunder and under the DIP Order with respect thereto. Upon each such acquisition, the representations and warranties contained in Section 4(f) hereof shall be deemed to have been made by such Grantor as to such Pledged Equity or Pledged Debt, whether or not such Pledge Supplement is delivered.

(c) Intellectual Property Collateral. Within thirty (30) days after the end of each calendar month, each Grantor shall notify Agent in writing of any rights to Intellectual Property Collateral acquired or created (and any additions of new tradenames or changes to existing tradenames) by such Grantor after the date hereof during such month and shall execute and deliver to Agent an IP Supplement, and a Grant for recordation in the applicable IP Filing Office with respect to each Trademark Registration, Patent or Copyright Registration (or application with respect thereto) filed during such month; provided, the failure of any Grantor to execute and deliver an IP Supplement or such Grant for recordation with respect to any additional Intellectual Property Collateral shall not impair the security interest of Agent therein or otherwise adversely affect the rights and remedies of Agent hereunder or under the DIP Order with respect thereto. Upon delivery to Agent of an IP Supplement, Schedules 8, 9 and 10 annexed hereto and Schedule A to each Grant, as applicable, shall be deemed modified to include a reference to any right, title or interest in any existing Intellectual Property Collateral or any such Intellectual Property Collateral set forth on Schedule A to such IP Supplement (and the representations and warranties contained in Section 4(g) hereof shall be deemed to have been made by such Grantor as of the end of such calendar month with respect to which such IP Supplement is delivered).

(d) Commercial Tort Claims. Grantors have no Commercial Tort Claims as of the date hereof, except as set forth on Schedule 1 annexed hereto. In the event that a Grantor shall at any time after the date hereof have any Commercial Tort Claims (other than Commercial Tort Claims the amount of which does not exceed $250,000 in the aggregate), such Grantor shall promptly (but in any event within five (5) Business Days) notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such Commercial Tort Claim, (ii) constitute an amendment to this Agreement by which such Commercial Tort Claim shall constitute part of the Collateral and (iii) constitute authorization to file any additional financing statements describing such Commercial Tort Claim to give Agent a perfected security interest in such Commercial Tort Claim.

SECTION 6. Certain Covenants of Grantors.

Each Grantor shall:

(a) not use any Collateral, or permit any Collateral to be used, unlawfully or in violation of any provision of this Agreement, the DIP Order or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b) give Agent at least 30 days’ prior written notice of (i) any change in such Grantor’s legal name (including adopting a French or combined form of name), identity or corporate structure and (ii) any reincorporation, reorganization or other action that results in a change of the jurisdiction of organization of such Grantor;

(c) if Agent gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes and in accordance with the DIP Order;

(d) keep correct and accurate Records of Collateral at the locations described in Schedule 3 annexed hereto;

(e) subject to the limitations set forth in the Credit Agreement, permit representatives of Agent at any time during normal business hours to inspect and make abstracts from such Records, and each Grantor agrees to render to Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto;

(f) not permit any item of Collateral to become a fixture to real estate or an accession to other personal collateral property unless such real estate or other property is also Collateral hereunder or under another Security Document; and

(g) at Agent’s request (at the direction of the Required Lenders), provide Agent with schedules describing all accounts, including customer’s addresses, created or acquired by a Grantor and at Agent’s request shall execute and deliver written assignments of contracts and other documents evidencing such accounts to Agent. Together with each schedule, Grantors shall, if requested by Agent (at the direction of the Required Lenders), furnish Agent with copies of each Grantor’s sales, journals, invoices, customer purchase orders or the equivalent, and original shipping or delivery receipts for all good sold, and each Grantor warrants the genuineness thereof.

SECTION 7. Special Covenants With Respect to Equipment and Inventory.

Each Grantor shall:

(a) if any Inventory is in possession or control of any of such Grantor’s agents or processors, upon the occurrence and during the continuation of an Event of Default at the request of Agent (at the direction of the Required Lenders), instruct such agent or processor to hold all such Inventory for the account of Agent and subject to the instructions of Agent;

(b) if any Inventory is, or becomes, subject to consignment, bill and hold, sale or return, sale on approval, or other conditional terms of sale, promptly file UCC financing statements listing the Grantor owning such Inventory as the “Secured Party” and the consignee of such Inventory as the “Debtor” and properly identifying the Inventory subject to such consignment; provided that the foregoing obligation shall not apply to consignment or similar transactions if the Inventory related thereto is less than $10,000 in value in the aggregate;

(c) subject to Article V of the Credit Agreement, cause each mortgagee of real property owned by a Grantor and each landlord of real property leased by a Grantor to execute and deliver instruments satisfactory in form and substance to Agent (at the direction of the Required Lenders) by which such mortgagee or landlord subordinates its rights, if any, in the Collateral and cause to be delivered by each such landlord collateral access agreements in form and substance satisfactory to Agent (at the direction of the Required Lenders) relating to all Collateral located from time to time on all such leased premises;

(d) promptly upon the issuance and delivery to such Grantor of any negotiable Document (other than checks that are promptly deposited into a deposit account subject to a perfected Lien in favor of the Agent securing the Secured Obligations) evidencing a payment obligation in excess of $10,000 or, with respect to any other negotiable Document, promptly upon Agent’s request (at the direction of the Required Lenders), deliver such Document to Agent; and

(e) with respect to Equipment owned at any time by such Grantor that is covered by a certificate of title (other than such Equipment having an aggregate value, for all Grantors, of no more than $200,000), promptly file with the registrar of motor vehicles or other appropriate authority in the applicable jurisdiction an application requesting the notation of the security interest created hereunder on such certificate of title.

SECTION 8. Special Covenants with respect to Accounts and Assigned Agreements.

(a) Each Grantor shall, for not less than three years from the date on which each Account of such Grantor arose, maintain (i) complete Records of such Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

(b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts in accordance with the customary payment terms with respect to such Accounts. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at Agent’s direction (acting under the direction of the Required Lenders), shall take) such action as such Grantor or, following an Event of Default, Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts in accordance with the customary payment terms with respect to such Accounts; provided, however, that Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default, to (i) notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Agent, (ii) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Agent, (iii) enforce collection of any such Accounts at the expense of Grantors, and (iv) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. All amounts and proceeds (including checks and Instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Accounts or any portion thereof (but in the case of cash, only to the extent received after the occurrence and during the continuance of an Event of Default) shall be received in trust for the benefit of Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Agent in the same form as so received (with any necessary endorsement) and, to the extent applicable, in accordance with any applicable terms of the Credit Agreement and the DIP Order. Grantors shall not at any time after the occurrence and during the continuance of an Event of Default, without the written consent of Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

(c) Each Grantor shall at its expense:

(i) if consistent with sound business practices, perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by Agent (at the direction of the Required Lenders); and

(ii) upon request of Agent (at the direction of the Required Lenders), (A) furnish to Agent, promptly upon receipt thereof, copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements and from time to time such information and reports regarding the Assigned Agreements as Agent may reasonably request (at the direction of the Required Lenders) and (B) make to the parties to such Assigned Agreements such demands and requests for information and reports or for action as such Grantor is entitled to make under the Assigned Agreements.

(d) Upon the occurrence and during the continuance of an Event of Default, no Grantor shall (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof; (ii) amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval thereunder; (iii) waive any default under or breach of the Assigned Agreements; (iv) consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or (v) take any other action in connection with the Assigned Agreements that could reasonably be expected to materially impair the value of the interest or rights of such Grantor thereunder or that could reasonably be expected to materially impair the interest or rights of Agent.

SECTION 9. Special Covenants With Respect to the Securities Collateral: IRREVOCABLE PROXY.

(a) Form of Securities Collateral. Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Securities Collateral for certificates or instruments of smaller or larger denominations. As of the Closing Date, each limited liability company agreement governing the Pledged Equity shall expressly provide that such Pledged Equity is a security governed by Article 8 of the UCC (and, in the case of any Grantor that is organized under the laws of Canada or a province or territory thereof, such Grantor represents and warrants that all interests in partnerships or limited liability companies are a “security” for the purposes of the STA (if applicable)).

(b) Covenants. Each Grantor shall, subject to the terms of the Credit Agreement, (i) not permit any issuer of Pledged Subsidiary Equity to merge or consolidate unless all the outstanding Equity Interests of the surviving or resulting Person are, upon such merger or consolidation, pledged and become Collateral hereunder and no cash, securities or other property is distributed in respect of the outstanding Equity Interests of any other constituent corporation; (ii) cause each issuer of Pledged Subsidiary Equity not to issue Equity Interests in addition to or in substitution for the Pledged Subsidiary Equity issued by such issuer, except to such Grantor; (iii) promptly upon its acquisition (directly or indirectly) of any Equity Interests, including additional Equity Interests in each issuer of Pledged Equity, comply with Section 5(b); (iv) promptly upon issuance of any and all Instruments or other evidences of additional Debt from time to time owed to such Grantor by any obligor on the Pledged Debt, comply with Section 5; (v) promptly deliver to Agent all written notices received by it with respect to the Securities Collateral; (vi) at its expense (A) perform and comply in all material respects with all terms and provisions of any agreement related to the Securities Collateral required to be performed or complied with by it, (B) maintain all such agreements in full force and effect and (C) enforce all such agreements in accordance with their terms; and (vii) promptly execute and deliver to Agent an agreement providing for control (within the meaning under the UCC) by Agent of all Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of such Grantor.

(c) Voting and Distributions. So long as no Event of Default shall have occurred and be continuing (or, in the case of pledged ULC Shares, until the ULC Shares are no longer registered in the name of the applicable Grantor) and except as otherwise specified in the Credit Agreement, (i) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement, the Credit Agreement or the DIP Order; provided, no Grantor shall exercise any such right, or refrain from exercising any such right, if such exercise, or refrain from exercising, any such right would have a material adverse effect on the value of the Securities Collateral or any part thereof; or on the rights and remedies of Agent or the Lenders under the Loan Documents or in respect of the Collateral, and (ii) each Grantor shall be entitled, subject to the Carve-Out and the DIP Order, to receive and retain any and all dividends, other distributions, principal and interest paid in respect of the Securities Collateral.

Upon the occurrence and during the continuation of an Event of Default, (x) upon written notice from Agent to any Grantor, all rights of such Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; (y) all rights, if any, of such Grantor to receive the dividends, other distributions, principal and interest payments which it would otherwise be authorized to receive and retain pursuant hereto shall cease, and all such rights shall thereupon become vested in Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends, other distributions, principal and interest payments; and (z) all dividends, principal, interest payments and other distributions which are received by such Grantor contrary to the provisions of clause (y) above shall be received in trust for the benefit of Agent, shall be segregated from other funds of such Grantor and shall forthwith be paid over to Agent as Collateral in the same form as so received (with any necessary endorsements); provided, however, that solely in the case of ULC Shares, the applicable Grantor shall have the right to vote such shares and to retain for its own account any dividends or other distributions on such shares (other than to the extent same consists of certificated Pledged Equity which shall be delivered to Agent to be held in accordance with the terms hereof) until such shares are effectively transferred in to the name of a person other than such Grantor).

In order to permit Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (I) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Agent all such proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request, which proxies, dividend payment orders and instruments shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or Agent thereof), upon the occurrence of an Event of Default, and (II) without limiting the effect of clause (I) above, EACH GRANTOR HEREBY GRANTS TO AGENT AN IRREVOCABLE PROXY AND IRREVOCABLE POWER OF ATTORNEY (WHICH POWER OF ATTORNEY IS COUPLED WITH AN INTEREST) to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled (including giving or withholding written consents of holders of Equity Interests, calling special meetings of holders of Equity Interests and voting at such meetings), which proxy and power of attorney shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Equity or any officer or Agent thereof), upon the occurrence of an Event of Default (except with respect to the ULC Shares) and which proxy and power of attorney shall only terminate upon the waiver of such Event of Default as evidenced by a writing executed by Agent and any other Person required by the terms of the Loan Documents, or on the Termination Date.

(d) Each Grantor acknowledges that certain of the Collateral of such Grantor may now or in the future consist of ULC Shares, and that it is the intention of Agent and each Grantor that neither Agent nor any Secured Party should under any circumstances prior to realization thereon be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other Loan Document, where a Grantor is the registered and beneficial owner of ULC Shares which are Collateral of such Grantor, such Grantor will remain the sole registered and beneficial owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Agent, any other Secured Party, or any other Person on the books and records of the applicable ULC. Accordingly, each Grantor shall be entitled, subject to the Carve-Out and the DIP Order, to receive and retain for its own account any dividend on or other distribution, if any, in respect of such ULC Shares (except for any dividend or distribution comprised of any certificates representing the Pledged Equity of such Grantor, which shall be delivered to Agent to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Grantor would if such ULC Shares were not pledged to Agent pursuant hereto. Nothing in this Agreement, the Credit Agreement or any other Loan Document is intended to, and nothing in this Agreement, the Credit Agreement or any other Loan Document shall, constitute Agent, any Secured Party, or any other Person other than the applicable Grantor, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to such Grantor and further steps are taken pursuant hereto or thereto so as to register the Agent, any Secured Party, or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof or the Credit Agreement or any other Loan Document would have the effect of constituting Agent or any Secured Party, as applicable, a member or shareholder of any ULC prior to such time, such provision shall be severed herefrom or therefrom and shall be ineffective with respect to ULC Shares which are Collateral of any Grantor without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral of any Grantor which is not ULC Shares. Except upon the exercise of rights of Agent to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, the Credit Agreement or the other Loan Documents, each Grantor shall not cause or permit, or enable a Grantor that is a ULC to cause or permit, Agent or any Secured Party to: (a) be registered as a shareholder or member of such ULC; (b) have any notation entered in their favour in the share register of such Grantor; (c) be held out as shareholders or members of such Grantor; (d) receive, directly or indirectly, any dividends, property or other distributions from such Grantor by reason of Agent holding the Security Interests over the ULC Shares; or (e) act as a shareholder or member of such Grantor, or exercise any rights of a shareholder or member including the right to attend a meeting of shareholders or members of such Grantor or to vote its ULC Shares.

SECTION 10. Special Covenants With Respect to the Intellectual Property Collateral.

(a) Each Grantor shall:

(i) not permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any property included within the definitions of any Intellectual Property Collateral acquired under such contracts;

(ii) take any and all reasonable steps to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property Collateral, including, without limitation, where appropriate entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

(iii) use proper statutory notice in connection with its use of any of the Intellectual Property Collateral and products and services covered by the Intellectual Property Collateral (in the case of Intellectual Property Collateral that is acquired after the Closing Date, within a commercially reasonable period, but in any event within no more than 45 days after such Intellectual Property Collateral is acquired); and

(iv) use a commercially appropriate standard of quality (which may be consistent with such Grantor’s past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with the Trademarks.

(b) Except as otherwise provided in this Section 10, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof in accordance with customary applicable payment terms. In connection with such collections, each Grantor may take (and, after the occurrence and during the continuance of any Event of Default at Agent’s reasonable direction (acting under the direction of the Required Lenders), shall take) such action as such Grantor or Agent may deem reasonably necessary or advisable to enforce collection of such amounts in accordance with customary applicable payment terms; provided, Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby and to direct such obligors to make payment of all such amounts directly to Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. All amounts and proceeds (including checks and Instruments) received by each Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property Collateral or any portion thereof (but in the case of cash, only to the extent received after the occurrence and during the continuance of an Event of Default) shall be received in trust for the benefit of Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Agent in the same form as so received (with any necessary endorsement), in accordance, where applicable, with the terms of the Credit Agreement and the DIP Order. Grantors shall not at any time after the occurrence and during the continuance of an Event of Default, without the written consent of Agent, adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(c) Each Grantor shall diligently, through counsel reasonably acceptable to Agent (at the direction of the Required Lenders), prosecute, file and/or make, unless and until such Grantor, in its commercially reasonable judgment, decides otherwise, (i) any application for registration relating to any of the Intellectual Property Collateral owned, held or used by such Grantor and set forth on Schedules 8, 9 or 10 annexed hereto, as applicable, that is pending as of the date of this Agreement, (ii) any Copyright Registration on any existing or future unregistered but copyrightable works (except for works of nominal commercial value or with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration), (iii) any application on any future patentable but unpatented innovation or invention comprising Intellectual Property Collateral (except for inventions of nominal commercial value with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not seek a patent), and (iv) any Trademark opposition and cancellation proceedings, renew Trademark Registrations and Copyright Registrations and do any and all acts which are necessary or desirable to preserve and maintain all rights in all Intellectual Property Collateral (except for Intellectual Property of nominal commercial value with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not maintain such proceeding or seek such protection). Any expenses incurred in connection therewith shall be borne solely by Grantors. Subject to the foregoing, each Grantor shall give Agent prior written notice of any abandonment of any Intellectual Property Collateral (except for Intellectual Property of nominal commercial value with respect to which such Grantor has determined in the exercise of its commercially reasonable judgment that it shall not maintain such proceeding or seek such protection).

(d) Except as provided herein, each Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, dilution, misappropriation or other damage, or reexamination or reissue proceedings as are necessary to protect the Intellectual Property Collateral. Each Grantor shall promptly, following its becoming aware thereof, notify Agent of the institution of, or of any adverse determination in, any proceeding (whether in an IP Filing Office or any federal, state, provincial, local or foreign court) or regarding such Grantor’s ownership, right to use, or interest in any Intellectual Property Collateral. Each Grantor shall provide to Agent any information with respect thereto reasonably requested by Agent (at the direction of the Required Lenders).

(e) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuance of an Event of Default, hereby assigns, transfers and conveys to Agent the nonexclusive right and license to use all Trademarks, Copyrights, Patents or technical processes (including, without limitation, the Intellectual Property Collateral) owned or used by such Grantor that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable Agent to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to such Grantor.

SECTION 11. Collateral Account.

[Reserved]

SECTION 12. Agent Appointed Attorney-in-Fact.

Each Grantor hereby irrevocably appoints Agent as such Grantor’s attorney-in-fact, which appointment is coupled with an interest, with full authority in the place and stead of such Grantor and in the name of such Grantor, Agent or otherwise, from time to time in Agent’s discretion (at the direction of the Required Lenders and subject however to compliance with applicable law) to take any action and to execute any instrument that Agent may deem necessary or advisable (at the direction of the Required Lenders) to accomplish the purposes of this Agreement to the extent any such action is not inconsistent with the DIP Order or the Credit Agreement and without application to or order of the Bankruptcy Court, including, without limitation:

(a) to obtain and adjust insurance required to be maintained by such Grantor or paid to Agent pursuant to the Credit Agreement;

(b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clauses (a) and (b) above;

(d) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of Agent with respect to any of the Collateral;

(e) to pay or discharge taxes or Liens (other than taxes not required to be discharged pursuant to the Credit Agreement and Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent (at the direction of the Required Lenders in their sole discretion), any such payments made by Agent to become obligations of such Grantor to Agent, due and payable immediately without demand;

(f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

(g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent’s option and Grantors’ expense, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon the Collateral and Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Without limiting the generality of any other provision of this Agreement, Agent agrees that, except for the powers granted pursuant to clause (e) above, it will not exercise any power or authority granted pursuant to this Section 12 unless an Event of Default has occurred and is continuing.

SECTION 13. Agent May Perform.

If any Grantor fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the expenses of Agent incurred in connection therewith shall be payable by Grantors under Section 18(b).

SECTION 14. Standard of Care.

The powers conferred on Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

SECTION 15. Remedies.

(a) Generally. If any Event of Default shall have occurred and be continuing (subject solely in the case of ULC Shares to Section 9(d)), Agent may, to the extent any such action is not inconsistent with the DIP Order or the Credit Agreement and without application to or order of the Bankruptcy Court, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and the PPSA, and also may (i) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of Agent forthwith (acting under the direction of the Required Lenders), assemble all or part of the Collateral as directed by Agent (acting under the direction of the Required Lenders) and make it available to Agent at a place to be designated by Agent that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Agent deems appropriate (at the direction of the Required Lenders), (iv) take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Agent may deem commercially reasonable (at the direction of the Required Lenders), (vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit

Account maintained with Agent or any Lender and provide instructions directing the disposition of funds in Deposit Accounts not maintained with Agent or any Lender, (vii) provide entitlement orders with respect to security entitlements and other investment property constituting a part of the Collateral and, without notice to any Grantor, transfer to or register in the name of Agent or any of its nominees any or all of the Securities Collateral and (viii) appoint by instrument in writing a receiver, receiver-manager, manager or receiver and manager (each a “Receiver”) for the Collateral of each Grantor and with such rights, powers and authority as may be provided for in such instrument of appointment or any supplemental instrument. To the extent permitted by applicable law and the DIP Order, any Receiver appointed by the Agent shall (for the purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of such Grantor. The Agent may from time to time fix the Receiver’s remuneration and such Grantor shall pay the amount of such remuneration to the Agent. The Agent shall not be liable to any Grantor or any other person in connection with appointing a Receiver or in connection with the Receiver’s actions or omissions. Agent or any Secured Party may be the purchaser of any or all of the Collateral at any such sale and Agent, as agent for and representative of Secured Parties (but not a Secured Party in its individual capacity unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, valuation, extension, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Notwithstanding the foregoing sentence (but subject to the terms of the DIP Order), if, under mandatory requirements of law, the Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the applicable Grantor as specified in the foregoing sentence, the Agent need give the applicable Grantor only such notice of disposition as shall be reasonably practicable. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Obligations, Grantors shall be jointly and severally liable for the deficiency and the fees of any attorneys employed by Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section 15 will cause irreparable injury to Agent, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and each Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Obligations becoming due and payable prior to their stated maturities. Each Grantor agrees not to assert against Agent or any other Secured Party as a defense (legal or equitable) as a set-off, as a counterclaim or otherwise, any claims any Grantor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral or against any other party liable to any Secured Party for all or any part of the Secured Obligations. Each Grantor waives all exemptions and homestead rights with respect to the Collateral. Each Grantor waives any and all rights to any bond or security which might be required by applicable law prior to the exercise of any Agent’s or other Secured Party’s remedies against Collateral. All rights of Agent and the other Secured Parties or otherwise arising from the security interests hereunder, and all obligations of the Grantors hereunder or under the other Loan Documents shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether any Grantor receives any notice of): (i) any lack of validity or enforceability of any other Loan Document, (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Secured Obligations or the Loan Documents or any other amendment or waiver or consent to any departure from any Loan Document, and any increase or decrease from time to time in the amount of, and any payment and new incurrence from time to time of, the Secured Obligations or (iii) any exchange, insufficiency, unenforceability, enforcement, release, impairment, or non-perfection of any Collateral, or any release of or modifications to or other insufficiency, unenforceability or enforcement of the obligations of any obligor.

(b) Securities Collateral.

(i) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances and the registration rights granted to Agent by such Grantor pursuant hereto, each Grantor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable solely because it is a private placement and that Agent shall have no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, each Grantor shall and shall cause each issuer of any Securities Collateral to be sold hereunder from time to time to furnish to Agent all such information as Agent may request in order to determine the amount of Securities Collateral which may be sold by Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(ii) If Agent shall determine to exercise its right to sell all or any of the Securities Collateral pursuant to this Section, each Grantor agrees that, upon request of Agent (at the direction of the Required Lenders in their sole discretion) and subject to applicable securities laws, such Grantor will, at its own expense (A) execute and deliver, and cause or, to the extent such issuer is not a Subsidiary of such Grantor, use its best efforts to cause, each issuer of the Securities Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of Agent, advisable to register such Securities Collateral under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto; (B) use its best efforts to qualify the Securities Collateral under all applicable state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Securities Collateral, as reasonably requested by Agent (at the direction of the Required Lenders); (C) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; (D) do or cause to be done all such other acts and things as may be necessary to make such sale of the Securities Collateral or any part thereof valid and binding and in compliance with applicable law; and (E) bear all costs and expenses, including reasonable attorneys’ fees, of carrying out its obligations under this Section. Prior to a realization and re-registration contemplated by Section 9(d), the foregoing provisions shall not apply to ULC Shares.

(iii) Without limiting the generality of the indemnification and expense reimbursement provisions of the Credit Agreement, in the event of any registered offering described herein, each Grantor agrees to indemnify and hold harmless Agent, and each Secured Party and each of their respective directors, officers, employees and agents from and against any loss, fee, cost, expense, damage, liability or claim, joint or several, to which any such Persons may become subject or for which any of them may be liable, under the Securities Act or otherwise, insofar as such losses, fees, costs, expenses, damages, liabilities or claims (or any litigation commenced or threatened in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, registration statement, prospectus or other such document published or filed in connection with such registered offering, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Agent and such other Persons for any legal or other expenses reasonably incurred by Agent and such other Persons in connection with any litigation, of any nature whatsoever, commenced or threatened in respect thereof (including any and all fees, costs and expenses whatsoever reasonably incurred by Agent and such other Persons and counsel for Agent and other such Persons in investigating, preparing for, defending against or providing evidence, producing documents or taking any other action in respect of, any such commenced or threatened litigation or any claims asserted). This indemnity shall be in addition to any liability which any Grantor may otherwise have and shall extend upon the same terms and conditions to each Person, if any, that controls Agent or such Persons within the meaning of the Securities Act.

(c) Collateral Account.

[Reserved]

SECTION 16. Additional Remedies for Intellectual Property Collateral.

(a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) Agent shall have the right (but not the obligation) to bring suit, in the name of any Grantor, Agent or otherwise, to enforce any Intellectual Property Collateral, in which event each Grantor shall, at the request of Agent (at the direction of the Required Lenders), do any and all lawful acts and execute any and all documents required by Agent in aid of such enforcement and each Grantor shall promptly, upon demand, reimburse and indemnify Agent as provided in the indemnification and expense reimbursement provisions of the Credit Agreement and Section 18 hereof, as applicable, in connection with the exercise of its rights under this Section 16, and, to the extent that Agent shall elect not to bring suit to enforce any Intellectual Property Collateral as provided in this Section, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property Collateral by others, subject to the exercise of commercially reasonable judgment in whether and how to maintain any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from Agent (acting under the direction of the Required Lenders), each Grantor shall execute and deliver to Agent an assignment or assignments of the Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; and each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Agent (or any Secured Party) receives cash proceeds or other value in respect of the sale of, or other realization upon, the Intellectual Property Collateral.

(b) If (i) an Event of Default shall have occurred and, by reason of waiver, modification, amendment or otherwise, shall no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment to Agent of any rights, title and interests in and to the Intellectual Property Collateral shall have been previously made, and (iv) the Secured Obligations shall not have become immediately due and payable, then upon the written request of any Grantor, Agent shall promptly execute and deliver to such Grantor such assignments as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to Agent as aforesaid, subject to any disposition thereof that may have been made by Agent; provided, after giving effect to such reassignment, Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Agent and Permitted Liens.

SECTION 17. Application of Proceeds.

Upon the occurrence and during the continuation of an Event of Default, if so determined by Agent (at the direction of the Required Lenders in their sole discretion), or upon any Application Event or acceleration of the Obligations pursuant to Article VII of the Credit Agreement, Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral (as determined by Agent (acting under the direction of the Required Lenders in their sole discretion)) and the proceeds of any insurance policy in respect of any Collateral in the order of application set forth in Article II of the Credit Agreement.

SECTION 18. Indemnity and Expenses.

(a) Grantors jointly and severally agree to indemnify Agent and each Secured Party and their respective Affiliates, directors, officers, employees, counsel, trustees, advisors, agents and attorneys-in-fact in accordance with Section 10.5 of the Credit Agreement.

(b) Grantors jointly and severally agree to pay to Agent and each Secured Party upon demand the amount of any and all costs and expenses in accordance with Section 10.4 and Section 10.5 of the Credit Agreement.

(c) The obligations of Grantors in this Section 18 shall survive the termination of this Agreement and the discharge of Grantors’ other obligations, including the obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 19. Continuing Security Interest; Transfer of Loans; Termination and Release.

(a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Termination Date, (ii) be binding upon Grantors and their respective successors and assigns, and (iii) inure, together with the rights and remedies of Agent hereunder, to the benefit of Agent and its successors, transferees and assigns.

(b) On the Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral not theretofore sold or otherwise disposed of pursuant to the exercise of rights and remedies of the Agent hereunder or as otherwise contemplated hereby shall revert to the applicable Grantors. Upon any such termination Agent will, at Grantors’ expense, execute and deliver to or at the direction of Grantors such documents as Grantors shall reasonably request to evidence such termination. In addition, upon the proposed sale or other disposition of any Collateral by Grantor in accordance with the Credit Agreement and the DIP Order for which such Grantor desires a security interest release from Agent, such a release may be obtained pursuant to the provisions of the Credit Agreement.

SECTION 20. U.S. Bank National Association, as Agent.

(a) U.S. Bank National Association has been appointed to act as Agent hereunder by Lenders. Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

(b) Until the payment in full of all Obligations under the Loan Documents and the termination of the Commitments, Agent shall at all times be the same Person that is Collateral Agent under the Credit Agreement. Notice of resignation by Collateral Agent pursuant to the Credit Agreement shall also constitute notice of resignation as Agent under this Agreement; and appointment of a successor Collateral Agent pursuant to the Credit Agreement shall also constitute appointment of a successor Agent under this Agreement. Upon the acceptance of any appointment as Collateral Agent under the Credit Agreement by a successor Collateral Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent under this Agreement, and the retiring Agent under this Agreement shall promptly (i) transfer to such successor Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under this Agreement, and (ii) execute (if necessary) and deliver to such successor Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the security interests created hereunder, whereupon such retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Agent hereunder.

SECTION 21. Additional Grantors.

From time to time subsequent to the date hereof, additional Persons may become Additional Grantors, by executing a Supplement. Upon delivery of any such Supplement to Agent, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Agent not to cause any Person to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder from time to time.

SECTION 22. Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and, in the case of any such amendment or modification, by Grantors; provided that notwithstanding the foregoing, this Agreement may be modified by the execution of a Supplement by an Additional Grantor in accordance with Section 21 hereof without signature or any other act by any other Grantor and Grantors hereby waive any requirement of notice of or consent to any such Supplement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 23. Notices.

Any notice or other communication herein required or permitted to be given shall be given as provided in Section 10.3 of the Credit Agreement.

SECTION 24. Failure or Indulgence Not Waiver; Remedies Cumulative.

No failure or delay on the part of Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 25. Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 26. Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 27. Governing Law; Rules of Construction

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except (i) to the extent the law of any other jurisdiction applies as to the perfection or enforcement of the any security interest in any Collateral (if and to the extent collateral security is granted with respect to the Obligations) and (ii) to the extent applicable, the Bankruptcy Code.

(b) Agent and each Grantor hereby irrevocably submits to the exclusive jurisdiction and venue of the Bankruptcy Court and any state or federal court of the United States sitting in the State of New York, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and Agent and each Grantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Agent and each Grantor hereby irrevocably waives, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Grantor agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 27(b) shall affect the right of Agent to serve legal process in any other manner permitted by law or affect the right of Agent to bring any action or proceeding against any Grantor or the property of any Grantor (including the Collateral) in the courts of other jurisdictions.

(c) The rules of construction set forth in Section 1.1 of the Credit Agreement shall be applicable to this Agreement mutatis mutandis.

SECTION 28. Waiver of Jury Trial.

AGENT AND EACH GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

SECTION 29. Counterparts; Execution.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page by facsimile, PDF or other electronic format shall be as effective as delivery of a manually executed original signature page, and each party hereto delivering an executed signature page hereto in electronic format agrees to deliver to each other party hereto, on request, a manually executed signature page, but the failure to deliver such manually executed signature page shall not affect the validity, effectiveness or enforceability of the signature page delivered electronically, which shall be effective for all purposes.

SECTION 30. WAIVER OF CLAIMS.

EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE GRANTORS HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW AND THE DIP ORDER, AS APPLICABLE:

(a) EXCEPT AS OTHERWISE PROVIDED IN THE DIP ORDER, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE AGENT’S TAKING POSSESSION OR THE AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWERS OR ANY GUARANTOR WOULD OTHERWISE HAVE UNDER ANY REQUIREMENT OF LAW;

(b) ALL DAMAGES OCCASIONED BY SUCH TAKING OF POSSESSION EXCEPT ANY DAMAGES WHICH ARE THE DIRECT RESULT OF THE AGENT’S OR ANY LENDER’S BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT;

(c) ALL OTHER REQUIREMENTS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE AGENT’S RIGHTS HEREUNDER; AND

(d) ALL RIGHTS OF REDEMPTION, APPRAISEMENT, STAY, EXTENSION OR MORATORIUM NOW OR HEREAFTER IN FORCE UNDER ANY APPLICABLE LAW IN ORDER TO PREVENT OR DELAY THE ENFORCEMENT OF THIS AGREEMENT OR THE ABSOLUTE SALE OF THE COLLATERAL OR ANY PORTION THEREOF, AND EACH GRANTOR, FOR ITSELF AND ALL WHO MAY CLAIM UNDER IT, INSOFAR AS IT OR THEY NOW OR HEREAFTER LAWFULLY MAY, HEREBY WAIVES THE BENEFIT OF ALL SUCH LAWS.

SECTION 31. Payment of Obligations.

Except in accordance with the Bankruptcy Code or by an applicable order of the Bankruptcy Court, each Grantor will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, (i) all its post-petition material taxes and other material obligations of whatever nature that constitute administrative expenses under Section 503(b) of the Bankruptcy Code in the Chapter 11 Cases, except, so long as no material property (other than money for such obligation and the interest or penalty accruing thereon) of any Grantor is in danger of being lost or forfeited as a result thereof, no such obligation need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and any required reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Grantor and (ii) all material obligations arising from contractual obligations entered into after the Petition Date or from contractual obligations entered into prior to the Petition Date and assumed and which are permitted to be paid post-petition by order of the Bankruptcy Court that has been entered with the consent of (or non-objection by) the Agent.

SECTION 32. Remedies Cumulative.

Each and every right, power and remedy hereby specifically given to the Agent and the Lenders shall be in addition to every other right, power and remedy specifically given under this Agreement, the DIP Order or the other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Agent or any Lender. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Agent or any Lender in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or an acquiescence therein. In the event that the Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

SECTION 33. Judgment Currency.

If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the Loan Documents, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this

Agreement or any of the Loan Documents in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the exchange rate as determined by Agent, in its sole discretion, prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the exchange rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Secured Parties of the amount due, the Obligors will, on the date of receipt by the Secured Parties, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Secured Parties on such date is the amount in the Judgment Currency which when converted at the exchange rate prevailing on the date of receipt by the Secured Parties is the amount then due under this Agreement or any of the Loan Documents in the Currency Due. If the amount of the Currency Due which the Secured Parties are able to purchase is less than the amount of the Currency Due originally due to it, the Obligors shall indemnify and save the Secured Parties harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Secured Parties from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement, or any of the Loan Documents, or under any judgment or order.

SECTION 34. Discontinuance of Proceedings.

In case the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case, but subject to such determination, the Borrowers, the other Grantors, the Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the Liens granted under this Agreement and the DIP Order, as applicable, and all rights, remedies and powers of the Agent and the Lenders shall continue as if no such proceeding had been instituted.

SECTION 35. Inconsistency.

In the event of any inconsistency between the provisions of this Agreement or any other Loan Document and the DIP Order, the provisions of the DIP Order shall govern.

SECTION 36. Definitions.

(a) Each capitalized term utilized in this Agreement that is not defined herein shall (i) have the meaning given to such term in the Credit Agreement or (ii) if such term is not defined in the Credit Agreement, shall have the meaning set forth in Articles 1, 8 or 9 of the UCC.

(b) In addition, the following terms used in this Agreement shall have the following meanings:

“Additional Grantor” means a Person that becomes a party hereto after the date hereof as an additional Grantor by executing a Supplement.

“Assigned Agreements” means, with respect to any Grantor, the agreements set forth on Schedule 15 annexed hereto, as each such agreement may be amended, restated, supplemented or otherwise modified from time to time, including, without limitation, (a) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (b) all rights of such Grantor to receive proceeds of any Supporting Obligations with respect to the Assigned Agreements, (c) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder.

“Collateral” has the meaning set forth in Section 1 hereof.

“CFC” means a controlled foreign corporation (as that term is defined in the IR Code).

“Copyright Registrations” means all copyright registrations issued to any Grantor and applications for copyright registration that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations set forth on Schedule 10 annexed hereto, as the same may be amended pursuant hereto from time to time).

“Copyright Rights” means all common law and other rights in and to the Copyrights in the United States and any state thereof, in Canada and in foreign countries including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements), the right (but not the obligation) to renew and extend Copyright Registrations and any such rights and to register works protectable by copyright and the right (but not the obligation) to sue in the name of any Grantor or in the name of Agent or any other Secured Party for past, present and future infringements of the Copyrights and any such rights.

“Copyrights” means all items under copyright in various published and unpublished works of authorship including, without limitation, computer programs, computer data bases, other computer software layouts, trade dress, drawings, designs, writings, and formulas (including, without limitation, the works set forth on Schedule 10 annexed hereto, as the same may be amended pursuant hereto from time to time).

“Credit Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

“Default” means any Default as defined in the Credit Agreement.

“Event of Default” means any Event of Default as defined in the Credit Agreement.

“Excluded Accounts” means Deposit Accounts (i) containing solely Excluded Amounts or (ii) specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for any Grantor’s or its Subsidiaries’ employees.

“Excluded Amounts” means (i) an aggregate amount of not more than $100,000 at any one time, credited to the Grantors and their Subsidiaries (other than those Subsidiaries that are CFCs), (ii) an aggregate amount of not more than $100,000 (calculated at current exchange rates) at any one time, credited to Subsidiaries of Grantors that are CFCs and (iii) any Permitted LC Collateral.

“General Intangibles” means General Intangibles (as that term is defined in the UCC) and Intangibles (as that term is defined in the PPSA).

“Grant” means a Grant of Trademark Security Interest, substantially in the form of Exhibit I annexed hereto, and a Grant of Patent Security Interest, substantially in the form of Exhibit II annexed hereto, and a Grant of Copyright Security Interest, substantially in the form of Exhibit III annexed hereto.

“Intellectual Property Collateral” means, with respect to any Grantor all right, title and interest (including rights acquired pursuant to a license or otherwise but only to the extent permitted by agreements governing such license or other use) in and to all:

(c) Copyrights, Copyright Registrations and Copyright Rights, including, without limitation, each of the Copyrights, rights, titles and interests in and to the Copyrights, all derivative works and other works protectable by copyright, which are presently, or in the future may be, owned, created (as a work for hire for the benefit of such Grantor), authored (as a work for hire for the benefit of such Grantor), or acquired by such Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Copyright Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world;

(d) Patents;

(e) Trademarks, Trademark Registrations, the Trademark Rights and goodwill of such Grantor’s business symbolized by the Trademarks and associated therewith;

(f) all trade secrets, trade secret rights, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas, and all other proprietary information; and

(g) all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits).

“IP Filing Office” means the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or any successor or substitute office in which filings are necessary or, in the opinion of Agent, desirable in order to create or perfect Liens on, or evidence the interest of Agent and Secured Parties in, any Intellectual Property Collateral.

“IP Supplement” means an IP Supplement, substantially in the form of Exhibit V annexed hereto.

“Patents” means all patents and patent applications and rights, title and interests in patents and patent applications under any domestic or foreign law (including, without limitation, the patents and patent applications set forth on Schedule 9 annexed hereto), all rights (but not obligations) corresponding thereto to sue for past, present and future infringements and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

“Pledged Debt” means the Debt from time to time owed to a Grantor, including the Debt set forth on Schedule 7 annexed hereto and issued by the obligors named therein, the agreements, Instruments and certificates evidencing such Debt or any guarantee, security or other credit support or Supporting Obligations therefor, and all interest, fees, cash or other property received, receivable or otherwise distributed in respect thereof or in exchange therefor.

“Pledged Equity” means all Equity Interests now or hereafter owned by a Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing, including those owned on the date hereof and set forth on Schedule 6 annexed hereto, the certificates or other instruments representing any of the foregoing and any interest of such Grantor in the entries on the books of any securities intermediary pertaining thereto and all distributions, dividends and other property received, receivable or otherwise distributed in respect thereof or in exchange therefor.

“Pledged Subsidiary Debt” means Pledged Debt owed to a Grantor by any obligor that is, or becomes, a direct or indirect Subsidiary of such Grantor, of which such Grantor is a direct or indirect Subsidiary or that controls, is controlled by or under common control with such Grantor.

“Pledged Subsidiary Equity” means Pledged Equity in a Person that is, or becomes, a direct Subsidiary of a Grantor.

“Pledge Supplement” means a Pledge Supplement, in substantially the form of Exhibit IV annexed hereto, in respect of the additional Pledged Equity or Pledged Debt pledged pursuant to this Agreement.

“PPSA” means the Personal Property Security Act (Nova Scotia) as in effect in the Province of Nova Scotia, the Civil Code of Quebec as in effect in the Province of Quebec or any other Canadian federal or provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, or hypothecs on personal property, and any successor statutes, as such legislation may be amended, renamed or replaced from time to time, and the regulations thereunder as in effect from time to time.

“Receiver” has the meaning set forth in Section 15(a) hereof.

“Secured Obligations” has the meaning set forth in Section 2 hereof.

“Secured Parties” means the Lenders, the Administrative Agent, the Collateral Agent, each other Indemnitee and any other holder of any Obligation of any Obligor.

“Securities Act” means the Security Act of 1933, as amended from time to time, and any successor statute.

“Securities Collateral” means, with respect to any Grantor, the Pledged Equity, the Pledged Debt and any other Equity Interests and other Investment Property in which such Grantor has an interest.

“STA” means the Securities Transfer Act (Nova Scotia) as such legislation may be amended, renamed or replaced from time to time, and the regulations thereunder as in effect from time to time provided that, to the extent that perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder on Collateral that is Investment Property is governed by the laws in effect in any province or territory of Canada other than Nova Scotia in which there is in force legislation substantially the same as the Securities Transfer Act (Nova Scotia) (an “Other STA Province”), then “STA” shall mean such other legislation as in effect from time to time in such Other STA Province for purposes of the provisions hereof referring to or incorporating by reference provisions of the STA.

“Supplement” means a supplement to this Agreement entered into by a Subsidiary of Company or another Person pursuant to Section 21 hereof and in the form attached as Exhibit VI.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full in cash, (b) all other Secured Obligations (other than Unasserted Obligations) under this Agreement and the other Loan Documents have been completely discharged and (c) the Commitments shall have been terminated.

“Trademark Registrations” means all registrations that have been or may hereafter be issued or applied for thereon in the United States and any state thereof and in foreign countries (including, without limitation, the registrations and applications set forth on Schedule 8 annexed hereto).

“Trademark Rights” means all common law and other rights (but in no event any of the obligations) in and to the Trademarks in the United States and any state thereof, Canada and in foreign countries.

“Trademarks” means all trademarks, service marks, designs, logos, indicia, tradenames, trade dress, corporate names, company names, business names, fictitious business names, trade styles and/or other source and/or business identifiers and applications pertaining thereto (including, without limitation, the trademarks specifically set forth on Schedule 8 annexed hereto).

“UCC” has the meaning set forth in Section 1 hereof.

“ULC” means a Person that is an unlimited company, unlimited liability company or unlimited liability corporation under any ULC Laws.

“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia) and any other present or future laws governing ULCs.

“ULC Shares” means shares, partnership interests or other Equity Interests in the capital stock of a ULC.

SECTION 37. Intercreditor Agreement.

The security interest granted pursuant to this Agreement, and the exercise of remedies, priority of Liens, and application of proceeds, in respect of the ABL DIP Credit Priority Collateral, are subject to the provisions of the Intercreditor Agreement, and any provision of this Agreement requiring delivery of Collateral, or proceeds of Collateral, that is ABL DIP Credit Priority Collateral, to the Agent, or requiring the execution and delivery of instruments or taking of other steps to assign moneys due or to become due under contracts constituting ABL DIP Credit Priority Collateral to Agent, for the benefit of the Secured Parties, in accordance with the Federal Assignment of Claims Act of 1940 or other similar applicable law, shall, for so long as the Intercreditor Agreement is in effect, be deemed to require delivery thereof to the ABL Credit Agent consistent with the Intercreditor Agreement.

SECTION 38. Canadian Interpretation.

Where the context so requires (i) all terms defined in this Agreement by reference to the “UCC” or the “Uniform Commercial Code” shall also have any extended, alternative or analogous meaning given to such term in applicable Canadian personal property security and other laws (including, without limitation, the PPSA, the STA, the Bills of Exchange Act (Canada) and the Depository Bills and Notes Act (Canada)), in all cases for the extension, preservation or betterment of the security and rights of Agent, (ii) all references in this Agreement to “Article 8 of the Code” or “Article 8 of the Uniform Commercial Code” shall be deemed to refer also to applicable Canadian securities transfer laws (including, without limitation, the STA), (iii) all references in this Agreement to a financing statement, continuation statement, amendment or termination statement shall be deemed to refer also to the analogous documents used under applicable Canadian personal property security laws, (iv) all references to federal or state securities law of the United States shall be deemed to refer also to analogous federal and provincial securities laws in Canada; (v) all references to the United States of America, or to any subdivision, department or agency or instrumentality thereof shall be deemed to refer also to Canada, or to any subdivision, department, agency or instrumentality thereof and (vi) all reference in the Agreement to the United States Copyright Office or the United States Patent and Trademark Office shall be deemed to refer also to the Canadian Intellectual Property Office.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Grantors and Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTORS:

SCHOOL SPECIALTY, INC.,

By:
Name: Michael P. Lavelle
Title: President and Chief Executive Officer

CLASSROOMDIRECT.COM, LLC,

By:
Name: Michael P. Lavelle
Title: President

DELTA EDUCATION, LLC,

By:
Name: Michael P. Lavelle
Title: Executive Vice President

SPORTIME, LLC,

By:
Name: Michael P. Lavelle
Title: President

CHILDCRAFT EDUCATION CORP.,

By:
Name: Michael P. Lavelle
Title: President

[Signature Page to Security and Pledge Agreement]

BIRD-IN-HAND WOODWORKS, INC.,

By:
Name: Michael P. Lavelle
Title: President

CALIFONE INTERNATIONAL, INC.,

By:
Name: Michael P. Lavelle
Title: Executive Vice President

PREMIER AGENDAS, INC.,

By:
Name: Michael P. Lavelle
Title: Executive Vice President

SELECT AGENDAS, INC.,

By:
Name: Michael P. Lavelle
Title: President

FREY SCIENTIFIC, INC.,

By:
Name: Michael P. Lavelle
Title: Executive Vice President

SAX ARTS & CRAFTS, INC.,

By:
Name: Michael P. Lavelle
Title: President

[Signature Page to Security and Pledge Agreement]

AGENT:

U.S. BANK NATIONAL ASSOCIATION
as Agent

By:
Name:
Title:

[Signature Page to Security and Pledge Agreement]